Exhibit 99.1

SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT made as of the 31st day of July, 2008, by and between COMMONWEALTH BIOTECHNOLOGIES, INC., a Virginia corporation (the “Employer”), and JAMES H. BRENNAN (the “Employee”).

WHEREAS, the Employer and the Employee previously entered into an Employment Agreement, dated as of December 1, 1997 (the “Initial Agreement”);

WHEREAS, the Employer and the Employee previously entered into a First Amended and Restated Employment Agreement, dated as of January 1, 2005 and the first amendment thereto dated January 1, 2005 (the “First Amended and Restated Agreement”);

WHEREAS, the Employer and the Employee wish to (a) amend and restate the First Amended and Restated Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties hereto, the Employer and the Employee hereby amend and restate the Initial Agreement as follows:

1. Employment. The Employer agrees to employ the Employee and the Employee agrees to enter into the employ of the Employer on the terms and conditions hereinafter set forth. The Employee shall serve the Employer in such capacities as may be prescribed from time to time by the President of the Employer.

2. Effective Date and Term. The commencement date of this Agreement shall be as of January 1, 2008 (the “Commencement Date”). Subject to the provisions of Section 5, the term of the Employee’s employment hereunder shall be December 31, 2008, provided, however, that the term shall be extended automatically for an additional period of one year commencing on the first anniversary of the Commencement Date and on each subsequent anniversary thereafter, unless either the Employee or the Employer gives written notice to the other, at least 30 days prior to the date of any such anniversary, of such party’s election not to extend the terms of this Agreement. The last day of such term as so extended from time to time, is herein sometimes referred to as the “Expiration Date.”

3. Compensation and Benefits. The regular compensation and benefits payable to the Employee under this Agreement shall be as follows:

(a) Salary. For all services rendered by the Employee under this Agreement, the Employer shall pay the Employee a total salary at the rate of $150,000 per year, subject to increase from time to time in accordance with the usual practice of the Employer with respect to review of compensation of its employees. The Employee’s salary shall be payable in periodic installments in accordance with the Employer’s usual practice for its employees.

(b) Stock Options. The Employee shall be eligible for Stock Options, if any, in an amount to be determined as recommended by the Employer’s Management, but at the sole discretion of the Compensation Committee of the Employer’s Board of Directors.

(c) Annual Cash Bonus. No later than January 31st of each calendar year during the term hereof, the Employer’s Management shall set a minimum annual financial threshold (the “Minimum Threshold”) and a maximum annual financial threshold (the “Maximum Threshold”) by which to judge the performance of the Employee for the upcoming year. The Maximum and Minimum Thresholds for the Employee will be the same as those set for the Employer’s Executives by the Board of Directors of the Company. In addition, no later than January 31st of each calendar year during the term hereof, the Employer’s Management shall set a maximum cash bonus that may be allocated to the Employee for such calendar year; provided, however, that such maximum cash bonus (the “Maximum Cash Bonus”) shall not be less than $25,000 per calendar year. The Maximum Cash Bonus for the Employee will be the same as that set for the Employer’s Executives by the Board of Directors of the Company. To the extent the Employer’s financial performance for any calendar year meets the Minimum Threshold, the Employer shall pay the Employee fifty percent (50%) of the Maximum Cash Bonus. To the extent the Employer’s financial performance for any calendar year meets or exceeds the Maximum Threshold, the Employer shall pay the Employee one hundred percent (100%) of the Maximum Cash Bonus. To the extent the Employer’s financial performance for any calendar year falls between the Minimum Threshold and the Maximum Threshold, the Employer shall pay the Employee a bonus calculated as follows:

A + (A * (1-B)) = C

Where:

A =	50% of the Employee’s Maximum Cash Bonus;

B =	The amount calculated by dividing (i) the amount equal to the Maximum Threshold less the Employer’s actual financial performance on the factors selected by the Board of Directors for a given calendar year by (ii) the Maximum Threshold less the Minimum Threshold; and

C =	The annual cash bonus due the Employee for a given calendar year.

The Employer shall pay the annual cash bonus, if any, to the Employee within ninety (90) days following the completion of the Employer’s fiscal year end.

(d) Regular Benefits. The Employee shall also be entitled to participate in any and all employee benefit plans from time to time in effect for employees of the Employer. Such participation shall be subject to (i) the terms of the applicable plan documents, (ii) generally applicable policies of the Employer and (iii) the discretion of the Management and Board of Directors of the Employer or any administrative or other committee provided for in or contemplated by such plan.

(e) Business Expenses. The Employer shall reimburse the Employee for all reasonable, pre-approved travel and other business expenses incurred by him in the performance of his duties and responsibilities, subject to such reasonable requirements with respect to substantiation and documentation as may be specified by the Employer.

(f) Vacation. The Employee shall be entitled to such number of weeks of vacation per year as shall be provided for in the Employer’s employee handbook as the same shall be modified from time to time, to be taken at such times and intervals as shall be determined by the Employee with the approval of the Employer, which approval shall not be unreasonably withheld.

4. Extent of Service. During his employment hereunder, the Employee shall, subject to the direction and supervision of the President of the Employer, devote his full business time, best efforts and business judgment, skill and knowledge to the advancement of the Employer’s interests and to the discharge of his duties and responsibilities hereunder. He shall not engage in any other business activity, except as may be approved by the President of the Employer.

5. Termination and Termination Benefits.

Notwithstanding the provisions of Section 2, the Employee’s employment hereunder shall terminate under the following circumstances and shall be subject to the following provisions:

(a) Death. In the event of the Employee’s death during the Employee’s employment hereunder, the Employee’s employment shall terminate on the date of his death.

(b) Termination by the Employer for Cause. The Employee’s employment hereunder may be terminated without further liability on the part of the Employer effective immediately by a vote of the Management of the Employer for Cause by written notice to the Employee setting forth in reasonable detail the nature of such Cause. Only the following shall constitute “Cause” for such termination:

(i) gross incompetence, gross negligence, willful misconduct in office or breach of a material fiduciary duty owed to the Employer or any subsidiary or affiliate thereof;

(ii) conviction of a felony, a crime of moral turpitude or commission of an act of embezzlement or fraud against the Employer or any subsidiary or affiliate thereof;

(iii) any material breach by the Employee of a material term of this Agreement, including without limitation material failure to perform a substantial portion of his duties and responsibilities hereunder; or

(iv) deliberate dishonesty of the Employee with respect to the Employer or any subsidiary or affiliate thereof.

(c) Termination by the Employee. The Employee may terminate his employment hereunder with or without Good Reason (as defined below), and he shall not be required to render any further services to the Employer. In the event of termination with Good Reason, the Employee shall give written notice of the event or circumstances constituting Good Reason to the Management of the Employer. If such event or circumstances shall remain unremedied for a period of 30 days after receipt of such notice by Management, the Employee may then terminate his employment hereunder for Good Reason by written notice effective immediately. “Good Reason” shall be defined as the material breach by the Employer of any material provision of this Agreement.

(d) Termination by the Employer Without Cause. The Employee’s employment with the Employer may be terminated without Cause by the Management of the Employer effective 30 days after the giving of written notice to the Employee.

(e) Certain Termination Benefits. Except as expressly provided in this Section 5(e), Section 6 with respect to disability, or as may be required by applicable law, the Employee shall not be entitled to any benefits in connection with the termination of this Agreement. In the event of termination by the Employer with or without Cause pursuant to Section 5(b) or by the Employee with or without Good Reason pursuant to Section 5(c), the Employee shall be entitled to the following benefits:

(i) within 30 days of termination, the Employer shall pay the Employee a lump sum equal to twice the annual salary of the Employee, with such amount being grossed up for federal and/or state taxes;

(ii) within 30 days of termination, the Employer shall pay the Employee a lump sum in the amount necessary for the Employee to exercise all of his currently vested stock options existing on the date of termination, with such amount being grossed up for federal and or state taxes;

(iii) for a period of three (3) years following the date of termination, the Employee shall continue to receive medical, dental and life insurance benefits pursuant to plans made available by the Employer to its employees at the expense of the Employer to substantially the same extent the Employee received such benefits on the date of termination (it being acknowledged that the post-termination plans may be different from the plans in effect on the date of termination). For purposes of application of such benefits, the Employee shall be treated as if he had remained in the employ of the Employer, and service credits will continue to accrue during such period as if the Employee had remained in the employ of the Employer;

(iv) if, in spite of the provisions of Section 5(e)(iii) above, benefits or service credits under any medical, dental or life insurance plan shall not be payable or provided under any such plan to the Employee, or to the Employee’s dependents, beneficiaries or estate, because the Employee is no longer deemed to be an employee of the Employer, the Employer shall pay or provide for payment of equivalent benefits, taking into account service credits for such benefits to the Employee, or to the Employee’s dependents, beneficiaries or estate;

(v) the Employer’s obligation to provide the Employee with medical or dental insurance pursuant to subsections 5(e)(iii) and 5(e)(iv) hereof shall terminate with respect to each particular type of insurance in the event the Employee becomes employed and has made available to him in connection with such employment at the expense of the employer that particular type of insurance, so long as such insurance is substantially similar to the insurance provided by the Employer; and

(vi) in the event the Employee becomes employed and has made available to him in connection with such employment at the expense of the employer life insurance which is substantially similar to the life insurance provided by the Employer pursuant to Subsections 5(e)(iii) and 5(e)(iv) hereof, the Employer shall be required to provide the Employee with life insurance pursuant to such subsections only in an amount equal to the excess, if any, of the amount of life insurance which would be provided by the Employer pursuant to such subsections if the Employee had not been provided with life insurance in connection with his new employment over the amount of life insurance provided by the Employee’s new employer.

(f) Litigation and Regulatory Cooperation. During the term of this Agreement and the period in which the Employee is subject to the obligations in Section 7, the Employee shall cooperate fully with the Employer in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Employer which relate to events or occurrences that transpired while the Employee was employed by the Employer. The Employee’s full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Employer at mutually convenient times. The Employee shall also cooperate fully with the Employer in connection with any examination or review of any federal or state regulatory authority as any such examination or review relates to events or occurrences that transpired while the Employee was employed by the Employer. If such cooperation is required after the Employee ceases to receive cash compensation from the Employer under Section 3 or Section 6, the Employer shall pay the Employee for such cooperation a fee of twenty five dollars ($25.00) per hour, payable monthly in arrears, and will reimburse the Employee for any reasonable out-of-pocket expenses incurred in connection therewith.

6. Disability. If, due to physical or mental illness, the Employee shall be disabled so as to be unable to perform substantially all of his duties and responsibilities hereunder, which disability lasts for an uninterrupted period of at least 90 days or a total of at least 180 days in any calendar year (as determined by the opinion of an independent physician selected by the Employer), the Employer may designate another Employee to act in his place during the period of such disability. Notwithstanding any such designation, the Employee shall continue to receive his full salary and benefits under Section 3 of this Agreement until he becomes eligible for disability income under the Employer’s disability income plan.

7. Noncompetition and Confidential Information.

(a) Noncompetition. During the term of this Agreement and for a period of six months following the date of termination of the Employee’s employment with the Employer by the Employee, the Employee will not, directly or indirectly, whether individually or as an owner, partner, shareholder, consultant, agent, employee, or co-venturer, serve in the same capacity as for the Employer in a biotechnology service and support facility, in the United States of America, which is in documentable direct commercial competition with the Employer’s business of providing analytical services to the government, biotechnology, pharmaceutical and agricultural industries or any other business conducted by the Employer during the period of his employment hereunder, nor will he attempt to hire any employee of the Employer, assist in or recommend such hiring by any other Person, encourage any such employee to terminate his or her relationship with the Employer, or solicit or encourage any customer of the Employer to terminate its relationship with the Employer or to conduct with any other Person any business or activity which such customer conducts or could conduct with the Employer. This Section 7 shall not preclude the Employee from owning 5% or less of the outstanding stock of any company that has securities registered under Section 12 of the Securities Exchange Act of 1934, as amended.

(b) Confidential Information. The Employee agrees and acknowledges that, by reason of his employment by and service to the Employer, he has had and will have access to confidential information of the Employer (and its affiliates, vendors, customers, and others having business dealings with it) including, without limitation, information and knowledge pertaining to products and services, sales and profit figures, customer and client lists and information related to relationships between the Employer and its affiliates, customers, vendors, and others having business dealings with it (collectively, the “Confidential Information”). The Employee acknowledges that the Confidential Information is a valuable and unique asset of the Employer (and its affiliates, vendors, customers, and others having business dealings with it) and covenants that, both during and after the term of his employment by the Employer, he will not disclose any Confidential Information to any person or use any Confidential Information (except as his duties as an employee of the Employer may require) without the prior written authorization of the Board of Directors of the Employer. The Employee further agrees that all files, computer programs and files, letters, memoranda, reports, records, data, sketches, drawings, program listings or other written, photographic, or other tangible material containing Confidential Information, whether created by the Employee or others, which shall come into his custody or possession, shall be and are the exclusive property of the Employer to be used by the Employee only in the performance of his duties for the Employer. All such records or copies thereof and all tangible property of the Employer in the custody or possession of the Employee shall be delivered to the Employer, upon the earlier of (i) a request by the Employer or (ii) termination of the Employee’s employment. After such delivery, the Employee shall not retain any such records or copies thereof or any such tangible property. The obligation of confidentiality imposed by this Section shall not apply to information that is required by law, regulation or judicial or governmental authorities to be disclosed or that otherwise becomes part of the public domain by means not involving a breach of a covenant of confidentiality owed to the Employer.

(c) Rights and Remedies Upon Breach. If the Employee breaches, or threatens to commit a breach of, any of the provisions of Section 7 hereof (collectively, the “Restrictive Covenants”), the Employer shall have the following rights and remedies, each of which rights and remedies shall be independent of the other and severally enforceable, and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Employer under law or in equity:

(i) Specific Performance. The Employee recognizes and agrees that the violation of the Restrictive Covenants may not be reasonably or adequately compensated in damages and that, in addition to any other relief to which the Employer may be entitled by reason of such violation, it shall also be entitled to permanent and temporary injunctive and equitable relief and, pending determination of any dispute with respect to such violation, no bond or security shall be required in connection therewith. Without limiting the generality of the foregoing, the Employee specifically acknowledges that showing by the Employer of any breach of any provision of any Restrictive Covenant shall constitute, for the purposes of all judicial determinations of the issue of injunctive relief, conclusive proof of all of the elements necessary to entitle the Employer to interim and permanent injunctive relief against the Employee with respect to such breach. If any dispute arises with respect to this Section 7, without limiting in any way any other rights or remedies to which the Employer may be entitled, the Employee agrees that the Restrictive Covenants shall be enforceable by a decree of specific performance.

(ii) Accounting. The Employer shall have the right and remedy to require the Employee to account for and pay over to the Employer all compensation, profits, monies, accruals, increments or other benefits (collectively, “Benefits”) derived or received by the Employee as the result of any transactions constituting a breach of any of the Restrictive Covenants, and the Employee shall account for and pay over all such Benefits to the Employer.

(d) Severability of Covenants. If any of the Restrictive Covenants, or any part thereof, or any of the other provisions of this Section 7 is held by a court of competent jurisdiction or any other governmental authority to be invalid, void, unenforceable or against public policy for any reason, the remainder of the Restrictive Covenants or such other provisions shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and such court or authority shall be empowered to substitute, to the extent enforceable, provisions similar thereto or other provisions so as to provide to the Employer to the fullest extent permitted by applicable law, the benefits intended by such provisions.

(e) Enforceability in Jurisdictions. The parties intend to and hereby confer jurisdiction to enforce the Restrictive Covenants and the other provision of this Section 7 upon the courts of any jurisdiction within the geographical scope of such Restrictive Covenants or other provisions, as the case may be. If the courts of any one or more of such jurisdictions hold the Restrictive covenants or other provisions, as the case may be, wholly invalid or unenforceable by reason of the breadth or scope or otherwise, it is the intention of the parties that such determination not bar or in any way affect the Employer’s right to the relief provided above in the courts of any other jurisdiction within the geographical scope of such Restrictive Covenant or other provisions, as the case may be, as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

(f) Definition and Survival. For purposes of this Section 7 only, the term “Employer” shall mean Commonwealth Biotechnologies, Inc. and any of its subsidiaries and affiliates. All provisions of this Section 7 shall survive termination of this Agreement.

8. Conflicting Agreements. The Employee hereby represents and warrants that the execution of this Agreement and the performance of his obligations hereunder will not breach or be in conflict with any other agreement to which he is a party or by which he is bound, and that he is not subject to any covenants against competition or similar covenants which would affect the performance of his obligations hereunder.

9. Definition of “Person”. For all purposes of this Agreement, the term “Person” shall mean an individual, a corporation, an association, a partnership, an estate, a trust and any other entity or organization.

10. Withholding. All payments made by the Employer under this Agreement shall be net of any tax or other amounts required to be withheld by the Employer under applicable law.

11. Arbitration of Disputes. Any controversy or claim arising out of or relating to the employment relationship between the Employee and the Employer, this Agreement or any breach thereof, other than a controversy or claim relating to Section 7 of this Agreement, shall be settled by arbitration in accordance with the laws of the Commonwealth of Virginia by three arbitrators, one of whom shall be appointed by the Employer, one by the Employee and the third by the first two arbitrators. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the American Arbitration Association in the City of Richmond. Such arbitration shall be conducted in the City of Richmond in accordance with the rules of the American Arbitration Association, except with respect to the selection of arbitrators which shall be as provided in this Section 11. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The party against whom the arbitrators shall render an award shall pay the other party’s reasonable attorneys’ fees and other reasonable costs and expenses in connection with the enforcement of its rights under this Agreement (including the enforcement of any arbitration award in court), unless and to the extent the arbitrators shall determine that under the circumstances recovery by the prevailing party of all or a part of any such fees and costs and expenses would be unjust.

12. Assignment; Successors and Assigns, etc. Neither the Employer nor the Employee may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party; provided, however, that the Employer may assign its rights under this Agreement without the consent of the Employee in the event that the Employer shall hereafter effect a reorganization, consolidate with or merge into any other Person, or transfer all or substantially all of its properties or assets to any other Person. This Agreement shall inure to the benefit of and be binding upon the Employer and the Employee, their respective successors, executors, administrators, heirs and permitted assigns. In the event of the Employee’s death prior to the completion by the Employer of all payments due him under this Agreement, the Employer shall continue such payments to the Employee’s beneficiary designated in writing to the Employer prior to his death (or to his estate, if he fails to make such designation).

13. Enforceability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

14. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

15. Notices. Any notices, request, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by registered or certified mail, postage prepaid (in which case notice shall be deemed to have been given on the third day after mailing), or by overnight delivery by a reliable overnight courier service (in which case notice shall be deemed to have been given on the day after delivery to such courier service) to the Employee at the last address the Employee has filed in writing with the Employer or, in the case of the Employer, at its main offices, attention of the President.

16. Entire Agreement; Amendment. This Agreement may be amended or modified only by a written instrument approved by the Management or the Board of Directors of the Employer and the Compensation Committee thereof, signed by the Employee and by a duly authorized representative of the Employer who is the Chairman of the Board or President or an Employee Vice President of the Employer and who is not the Employee. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and no agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

17. Governing Law. This is a Virginia contract and shall be construed under and be governed in all respects by the laws of the Commonwealth of Virginia, without giving effect to the choice of law principles of any state.

18. Legal Counsel. This Agreement has been prepared by the Company, with the consent of the Employee. The Employee has reviewed the contents of this Agreement and fully understands its terms. The Employee acknowledges that he is fully aware of his right to the advice of counsel independent from that of the Company, that the Company has advised him of such right and disclosed to him the risks in not seeking such independent advice, and that he understands the potentially adverse interests of the parties with respect to this Agreement. The Employee further acknowledges that no representations have been made with respect to the income or estate tax or other consequences of this Agreement to him and that he has been advised of the importance of seeking independent advice of counsel with respect to such consequences.

IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Employer, by its duly authorized officer, and by the Employee, as of the date first above written.

COMMONWEALTH BIOTECHNOLOGIES, INC.

By:	/s/ Paul D’Sylva, Ph.D.
Name:	Paul D’Sylva, Ph.D.
Title:	CEO
Date:	July 31, 2008

By:	/s/ James H. Brennan
Name:	James H. Brennan
Title:	Vice President, Finance
Date:	July 31, 2008

Address:	8602 Royal Birkdale Dr.
Chesterfield, VA 23832

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